CERTIFICATE OF MERGER

                                       of

                                  DS Sub, Inc.
                            a Delaware Corporation,

                                 with and into

                         Delmarva Power & Light Company
                      a Delaware and Virginia Corporation


	DELMARVA POWER & LIGHT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, and the Virginia Stock Corporation Act,
DOES HEREBY CERTIFY:

        FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

            NAME                                    STATE OF INCORPORATION
            ----                                    ----------------------
DS Sub, Inc.                                               Delaware
Delmarva Power & Light Company                       Delaware and Virginia

	SECOND:	That an agreement of merger among the parties to the
merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations and their respective stockholders in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware and the applicable provisions of the Virginia Stock Corporation Act.

        THIRD:  That the surviving corporation shall be Delmarva Power
& Light Company, a Delaware and Virginia corporation (the "Surviving Corporation"), and the name of the Surviving Corporation shall be "Delmarva Power & Light Company".

        FOURTH: That the certificate of incorporation and bylaws of Delmarva Power & Light Company as in effect immediately prior to the effective time of the merger shall be the certificate of incorporation and bylaws of the Surviving Corporation.

        FIFTH: That the executed agreement of merger is on file at an office of the Surviving Corporation. The address of the office of the Surviving Corporation at which a copy of the executed agreement of merger is on file is 800 King Street, Wilmington, Delaware, 19899.

        SIXTH: That a copy of the agreement of merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

        SEVENTH: That the effective date and time of the merger shall be 12:01 a.m. on March 1, 1998.

                                        Delmarva Power & Light Company

                                        By: /s/ Barbara S. Graham

					    Barbara S. Graham
					    Senior Vice President and
					    Chief Financial Officer


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